UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 20, 2015

MainSource Financial Group, Inc.

(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	0-12422 (Commission File Number)	35-1562245 (IRS Employer Identification No.)

2105 N. State Road 3 Bypass

Greensburg, Indiana 47240

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (812) 663-6734

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)           On July 20, 2015, the Board of Directors of MainSource Financial Group, Inc. (the “Company”), pursuant to the authority granted by the Bylaws of the Company, voted to appoint Erin Hoeflinger to the Board effective September 21, 2015.  The Company issued a press release announcing the election, a copy of which is attached to this Form 8-k as Exhibit 99.1.

Pursuant to the 2015 Director Compensation Plan, Ms. Hoeflinger will receive an annual retainer of $40,000 (pro rated for 2015), payable in shares of restricted Company common stock valued at $19.89, which was the closing price of the Company’s common stock on April 29, 2015, the date of the 2015 Annual Meeting.  The retainer shares shall vest as follows:

Percentage of Shares	Vesting Date
50%	Date of Grant
25%	November 1, 2015
25%	February 1, 2015

Additionally, Ms. Hoeflinger shall receive cash fees for each Board or committee meeting she attends.

Ms. Hoeflinger’s initial term will end at the Company’s 2016 Annual Meeting of Shareholders.

Ms. Hoeflinger has served as President of Anthem in Ohio, a division of Anthem, Inc., since January 2008, and in various other positions with Anthem since 1995. She is currently responsible for the strategic leadership of the largest health benefits company in the state. Her responsibilities include the development of innovative programs and services to improve the health care experience for more than 3 million members, leading efforts to improve access to health care in Ohio and serving as a leader in the transformation of health care.

Ms. Hoeflinger combines her commitment to improving the health of Ohio residents with leadership in civic and business affairs. She is currently a member of Governor John Kasich’s Advisory Council on Health Care Payment Innovation and serves on the Board of trustees of The Ohio State University. She has an M.B.A. in Business from Xavier University and a B.A. in Communications from Wright State University.

There are no arrangements or understandings between Ms. Hoeflinger and any other persons pursuant to which she was selected as a director. There are no current or proposed transactions between the Company and Ms. Hoeflinger or her immediate family members requiring disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

A copy of the Company’s press release regarding the appointment of Ms. Hoeflinger is furnished as Exhibit 99.1 to this Report.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits.

99.1                        Press Release of MainSource Financial Group, Inc. dated July 24, 2015, regarding the appointment of Erin Hoeflinger to the Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 24, 2015

MAINSOURCE FINANCIAL GROUP, INC.

By:	/s/ Archie M. Brown, Jr.
Archie M. Brown, Jr.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of MainSource Financial Group, Inc. dated July 24, 2015.